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                                    EXHIBIT 5

                     AGREEMENT TO FILE A JOINT SCHEDULE 13D


        This Agreement to File a Joint Schedule 13D is entered into by and between Joseph Teresi, the Joseph Teresi 1998 Irrevocable Trust and Monte L. Miller on the 7th day of January 1999.

        Joseph Teresi, the Joseph Teresi 1998 Irrevocable Trust and Monte L. Miller hereby agree to jointly prepare and file an Amendment No. 1 to Schedule 13D to report the transfer of 6,993,507 shares of Easyriders, Inc. common stock from Joseph Teresi to the Joseph Teresi 1998 Irrevocable Trust, and other related information required by Schedule 13D and the related rules and regulations.



                                         /s/ Joseph Teresi
                                         ---------------------------------------
                                         Joseph Teresi



                                         /s/ Monte L. Miller
                                         ---------------------------------------
                                         Monte L. Miller, Individually and as
                                         Trustee of the JOSEPH TERESI 1998
                                         IRREVOCABLE TRUST